                                                                 EXHIBIT 21

  The following entities are subsidiaries of the Registrant:

                                                                STATE OR COUNTY
   NAME                                                         OF INCORPORATION
   ----                                                         ----------------
   Carson Products Company.....................................   Delaware
   Fine Products Company.......................................   Georgia
   Carson Products Company SA (Proprietary) Limited............   South Africa
   Carson Holdings Limited.....................................   South Africa
   Carson Botswana Proprietary Limited.........................   Botswana